Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS ANNOUNCES INTENT TO CHANGE

PLACE OF INCORPORATION FROM BERMUDA TO SWITZERLAND

PEMBROKE, Bermuda – Jan. 14, 2009 – Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today announced that its Board of Directors has unanimously approved a proposed change of the company’s place of incorporation from Bermuda to Switzerland.  Shareholders will be asked to vote in favor of the proposal at a Special General Meeting of Shareholders in Pembroke, Bermuda.  If approved, Tyco Electronics would implement the change as soon as practicable.

Tyco Electronics Chief Executive Officer Tom Lynch said, “Our Board of Directors and management team have concluded that this change is in the best interests of both the company and our shareholders.  Since Tyco Electronics became an independent company in June 2007, we have taken a number of actions to improve the effectiveness and competitiveness of our global business operations.  This is another important action in our evolution as an independent company.  We have had a substantial presence in Switzerland since 1985, including corporate administrative operations, four manufacturing facilities and approximately 1,000 Swiss employees.  In addition, Switzerland has a stable political, economic and regulatory environment, as well as long-established commercial relationships and tax treaties with other countries.”

Full details of the transaction, including the associated benefits and risks, will be provided in the company’s proxy statement/prospectus for its Special General Meeting of Shareholders, which is expected to be filed with the U.S. Securities and Exchange Commission (SEC) on Form S-4 as soon as practicable.  Shareholders are urged to read such proxy statement/prospectus when it becomes available because it will contain important information.  The proxy statement/prospectus will be, and other documents filed or to be filed by Tyco Electronics with the SEC are, or will be, available free of charge at the SEC’s website (www.sec.gov) and at

Tyco Electronics’ website (www.tycoelectronics.com).

Tyco Electronics does not anticipate any material change in its operations or financial results as a result of the change of domicile.  The company will continue to be registered with the SEC and will be subject to the same SEC reporting requirements.  The company’s common shares will continue to trade on the New York Stock Exchange (NYSE) under the symbol “TEL.”

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems, with 2008 sales of US$14.8 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics.  With nearly 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.

Examples of Tyco Electronics’ forward-looking statements in this release include statements about the proposed change of its place of incorporation to Switzerland, which are subject to risks, such as the risk that the change of place of incorporation might not be completed or, if completed, that the anticipated advantages might not materialize, as well as the risks that the price of Tyco Electronics’ stock could decline and its position on stock exchanges and indices could change, and Swiss corporate governance and regulatory schemes could prove different or more challenging than currently expected. In addition, Tyco Electronics faces business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates; political, economic and military instability in countries outside the U.S.; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other risk factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 26, 2008, as well as in Tyco Electronics’ current reports on Form 8-K and other reports filed with the SEC, and will be included in Tyco Electronics’ proxy statement/prospectus for its Special General Meeting of Shareholders to be filed on Form S-4 with the SEC.

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